SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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EuroPacific Growth Fund
The Growth Fund of America, Inc.
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(Name of Registrant as Specified In Its Charter)

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[outbound answering machine messages]

For Registered accounts:

Hello,

The American Funds needs your vote for a very important meeting. The meeting of shareholders for The Growth Fund of America and EuroPacific Growth Fund scheduled for November 24, 2009 has been adjourned with respect to Proposal 2 until December 23, 2009 to allow shareholders more time to submit their votes.  Please call 1-888-456-7536, weekdays until 11 PM, and Saturday 12 noon to 6 PM Eastern Time so a representative can register your vote.  To assist you with this process, a representative may contact you again to encourage your participation for unvoted shares.  Please call 1-888-456-7536 at your earliest convenience.  Thank you for investing with American Funds.

For Beneficial accounts:

Hello,

The American Funds needs your vote for a very important meeting. The meeting of shareholders for The Growth Fund of America and EuroPacific Growth Fund scheduled for November 24, 2009 has been adjourned with respect to Proposal 2 until December 23, 2009 to allow shareholders more time to submit their votes.  Please call 1-888-456-7086, weekdays until 11 PM, and Saturday 12 noon to 6 PM Eastern Time so a representative can register your vote.  To assist you with this process, a representative may contact you again to encourage your participation for unvoted shares.  Please call 1-888-456-7086 at your earliest convenience.  Thank you for investing with American Funds.